SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)      May 1, 2006
TransTechnology Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey	07083

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code     (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On May 1, 2006, the Registrant announced that it completed the refinancing of its prior credit facility with a new $50.0 million credit facility provided by Wells Fargo Foothill, Inc. and Allied Capital’s senior underwriting group, AC Finance LLC. In addition to allowing the Registrant to retire all of its prior secured debt, the new facility provides working capital for the Registrant’s current and expected future needs. The new credit facility has a maturity of 60 months and provides for a $10.0 million revolving line of credit and term loans totaling $40.0 million in principal amount.
     Reference is made to the Registrant’s press release dated May 1, 2006, a copy of which is filed as Exhibit 99.1 to this Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired. None
     (b) Pro Forma Financial Information. None
     (c) Exhibits.

Exhibit	Description

10.1	Amended and Restated Credit Agreement (the “Credit Agreement”) by and among TransTechnology Corporation, as Borrower, the Lenders that are Signatories thereto, as the Lenders, Wells Fargo Foothill, Inc., as Co-Lead Arranger and Administrative Agent and AC Finance LLC, as Co-Lead Arranger, dated as of May 1, 2006.

10.2	Schedule 1.1 to the Credit Agreement filed as Exhibit 10.1 hereto, being the defined terms used in the Credit Agreement

10.3	Schedule 3.1 to the Credit Agreement filed as Exhibit 10.1 hereto, being the conditions precedent to the initial extension of credit under the Credit Agreement.

10.4	Schedule 5.2 to the Credit Agreement filed as Exhibit 10.1 hereto, being the collateral reporting obligations under the Credit Agreement.

10.5	Schedule 5.3 to the Credit Agreement filed as Exhibit 10.1 hereto, being the deliveries of financial statements, reports and certificates required under the Credit Agreement.

99.1	Press Release of the Registrant issued May 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSTECHNOLOGY CORPORATION

By:	/s/ Joseph F. Spanier

Joseph F. Spanier, Vice President, Chief Financial Officer and Treasurer
Date: May 3, 2006

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